Exhibit 99.1

HEMISPHERE MEDIA + PANTAYA The Next Generation of Entertainment en Español1

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the impact of the acquisition of Pantaya on the Company’s business and financial performance, Pantaya’s subscriber growth prospects, the Company’s business plans, and the U.S. Hispanic population growth. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, either nationally or in the local markets in which Hemisphere operates, Puerto Rico’s uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market, the effects of extreme weather and climate events on Hemisphere’s business as well as Hemisphere’s counterparties, customers, employees, third-party vendors and suppliers, changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription and advertising video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on advertising and affiliate revenue, short and long-term migration shifts in Puerto Rico, Hemisphere’s ability to timely and fully recover proceeds under our insurance policies and Hemisphere’s ability to successfully integrate acquired assets, in particular, Pantaya, and achieve anticipated synergies. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in Hemisphere’s reports filed with the Securities and Exchange Commission (“SEC”), including Hemisphere’s quarterly reports on Form 10-Q and its annual report on Form 10-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We may also be faced with unforeseen risks and uncertainties related to Pantaya’s business. Additionally, many of these risks are currently amplified by and may, in the future, continue to be amplified by the prolonged impact of the COVID-19 pandemic. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.2

# PANTAYA:
# THE PREMIER SPANISH-LANGUAGE STREAMING SERVICE

- First subscription OTT service featuring premiere blockbuster movies and original premium series in Spanish, all commercial free
- ~900,000 subscribers today with over 7 million monthly streams
- Pantaya is accessible through its own website and app as well as all major third-party distributors, including Apple, Amazon, Google and Roku
- Deep content library of critically acclaimed original titles produced by Pantaya's production arm, Pantelion, as well as titles from world-class third-party content producers such as Televisa and Lionsgate
- Increasing investment in movies and series through original production and licensing/acquisition



NO MANCHES FRIDA 2
PARAISO PERDIDO
DESTRUIDO
TE JURO QUE YO NO FUI
PANTAYA ORIGINAL
EL JUEGO DE LAS LLAVES
SERIE ORIGINAL
QUE LEONES

**~900K** Current Paid Subscribers

**400+** Films & Series

**$46MM**(1) '20 Revenue

**114% CAGR**(1) '18-'20 Revenue

**DISTRIBUTION PARTNERS**

amazon, Apple, sling, Google, Roku, SAMSUNG, DIRECTV, COMCAST, COX, PANTAYA

(1) Financial data is unaudited and provided by Pantaya management

HEMISPHERE MEDIA GROUP

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HEMISPHERE MEDIA GROUP ACQUIRES LEADING U.S. HISPANIC SUBSCRIPTION OTT SERVICE PANTAYA ACQUIRES REMAINING 75% STAKE FROM LIONSGATE In a very short period of time, Pantaya has become the destination for U.S. Hispanics seeking premium Spanish-language movies and series. Pantaya offers access to blockbuster movies, original, exclusive series and other premium, world-class content unavailable anywhere else. Pantaya’s success to date affirms the tremendous appetite of our audience for our unique content offering. Hemisphere plans to increase investment in content with the goal of accelerating subscriber growth and becoming a ‘must have’ entertainment option for the large and growing U.S. Hispanic audience.Alan Sokol CEO of Hemisphere Media4

TERMS Hemisphere to acquire remaining 75% stake of Pantaya for approximately $124 million The acquisition is being funded through cash on hand, and $50 million add-on to the Company’s Term Loan B on the same terms as the existing term loan Acquisition includes Pantelion, which serves as Pantaya’s production engine, supplying world-class content to Pantaya and driving ancillary revenue through licensing of movies and series5

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60.5 mmIn the past decade, Hispanics have accounted for 52% of all U.S. population growth and continue to outpace other non-Hispanic groups(1)U.S. Hispanic Population (mm)(2) 85 75.0 75 60.5 55 45 35 25 15 0 2019 2030Source: (1) H Code 2021 Hispanic Digital Fact Pack. (2) U.S. Census Bureau. (3) Nielsen Hispanic Symposium Nov. 2020 760.5 Million(1) US Hispanic population Fastest growing segment of the U.S. population39 Million(2) Are unacculturated/bicultural adults, which comprise our primary60.5M U.S. Hispanic population39M Targettarget 34 million are already accessing at least one streaming service There is no meaningful “tech gap” between the Pantaya target and the total U.S. populationAudienceSource: (1) U.S. Census Bureau. (2) Collage Group August 2020. 81 High-Quality Original Movies and Series 2 Output deals with four most important film distributors in Mexico including

Televisa 3 Access to 80% of theatricals from Mexico, Latin America & Spain 4 Short-form premium series (6 - 13 episodes) suitable for binging

5 Wide breadth of genres and titles from “edgy to dusty” originated in Mexico, Latin America & Spain 6 Top tier talent participation and production capabilities Successful in-house production studio, Pantelion, which has accounted for many of Pantaya's hitsPlans for original content announced Feb. 2021 910

PANTAYA HAS GREAT UPSIDE WITH MAJOR GROWTH LEVERSFirst mover advantage and unique product offeringIncrease investment in original content and opportunity to leverage Hemisphere content library to drive subscriber growth and retention11